TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.1

CONSENT OF RYDER SCOTT COMPANY, L.P.

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Adams Resources & Energy, Inc. for the year ended December 31, 2017 (the “Annual Report”).  We hereby further consent to the inclusion in the Annual Report of our report entitled “Adams Resources Exploration Corporation – Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests – SEC Parameters – As of December 31, 2016” and to the inclusion of our report dated February 3, 2017 as an exhibit to the Annual Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 12, 2018

SUITE 800, 350 7TH STREET, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
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